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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 5, 2003


                                  DynTek, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                       1-11568                  95-4228470
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(State or other jurisdiction          (Commission               (IRS Employer
        of incorporation)             File Number)           Identification No.)





18881 Von Karman Avenue, Suite 250, Irvine, CA                          92612
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(Address of principal executive offices)                              (Zip Code)





Registrant's telephone number, including area code (949) 798-7200

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Item 5.       Other Events and Required FD Disclosure.

         On December 5, 2003, DynTek, Inc. (the "Company") entered into a series of agreements, including a Securities Purchase Agreement and a Registration Rights Agreement, with certain accredited investors (the "Purchasers") for a private placement of shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), for an aggregate gross purchase price of $2,200,000 at a price equal to $0.66 per share. On December 9, 2003, the Company closed the private placement and issued 3,333,333 shares of Common Stock to the Purchasers and two tranches of common stock purchase warrants, one tranche to purchase up to 20% of the Common Stock issued at an exercise price equal to $1.00 per share (the "20% Investor Warrants") and the other tranche to purchase up to 30% of the Common Stock issued at an exercise price equal to $0.75 per share (the "30% Investor Warrants"). Both the 20% Investor Warrants and the 30% Investor Warrants are exercisable immediately at closing and have a five-year term of exercise. In addition, Rockwood, Inc., the placement agent, received a placement agent fee (including expense reimbursement) of $189,050 and placement agent warrants equal to 10% of the aggregate shares of Common Stock issued on the closing date (and issuable under 20% Investor Warrants and 30% Investor Warrants) at an exercise price of $0.91 per share (the "Rockwood Warrant").

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

                    4.1 Form of Securities Purchase Agreement between DynTek, Inc. and the Purchasers.

                    4.2 Form of Registration Rights Agreement between DynTek, Inc. and the Purchasers.

                    4.3      Form of 20% Investor Warrant.

                    4.4      Form of 30% Investor Warrant.

                    4.5      Form of Rockwood Warrant.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 9, 2003                             DYNTEK, INC.



                                     By: /s/ James Linesch
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                                         James Linesch, Chief Financial Officer